UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 16, 2019
Jones Lang LaSalle Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

333 West Wacker Drive, Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 897-4000

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

DST Program

On October 16, 2019, Jones Lang LaSalle Income Property Trust, Inc. (the “Company”), through its operating partnership, JLLIPT Holdings LP (the “Operating Partnership”), initiated a program (the “DST Program”) to raise up to $500 million, which the Company’s board of directors may increase in its sole discretion, in private placements exempt from registration under the Securities Act of 1933, as amended (the “DST Offerings”) through the sale of beneficial interests (“Beneficial Interests”) to accredited investors in specific Delaware statutory trusts (“DSTs”) holding real properties (the “DST Properties”), which may be sourced from the Company’s real properties or from third parties.

Each DST Property will be leased back by a wholly owned subsidiary of the Operating Partnership on a long-term basis of up to ten years pursuant to a master lease agreement. The master lease agreements will provide for the indemnification of the DSTs and are expected to be guaranteed by the Operating Partnership.

Each DST will be governed by a trust agreement to be entered into among JLL Exchange TRS, LLC, the Company’s taxable REIT subsidiary that is wholly owned by the Operating Partnership (the “TRS”), LaSalle Investment Management, Inc., the Company’s external advisor (the “Advisor”), the Operating Partnership, a Delaware resident trustee and investors of the DST. Pursuant to each trust agreement, the Operating Partnership will retain a fair market value purchase option (the “FMV Option”) giving it the right, but not the obligation, to acquire the Beneficial Interests from the investors any time after two years from the closing of the applicable DST Offering in exchange for units of limited partnership interests of the Operating Partnership (“OP Units”) or cash. After a one-year holding period, investors who acquire OP Units (other than the Company and the general partner of the Operating Partnership) generally have the right (the “Redemption Right”) to cause the Operating Partnership to redeem all or a portion of their OP Units for, at the Company’s sole discretion, shares of the Company’s common stock, cash, or a combination of both.

The Advisor will be engaged to serve as the manager of each DST (the “DST Manager”). The DST Manager will have primary responsibility for performing administrative actions in connection with the DST and any DST Property and generally has the discretion to determine when it is appropriate for a DST to sell a DST Property, subject to the Operating Partnership’s FMV Option. Each DST may pay the DST Manager a management fee equal to a to-be-agreed upon percentage of the net asset value (the “NAV”) of such DST. Additionally, the DST Manager may earn a disposition fee of a to-be-agreed upon percentage of the gross sales price of any DST Property sold to a third party, which it may reduce or waive in its sole discretion, and receive reimbursement of certain expenses associated with the establishment, maintenance and operation of the DST and DST Properties. While the intention is to sell 100% of the Beneficial Interests to third parties, the TRS may hold an interest in a DST for a period of time and therefore could be subject to the fees and reimbursements paid to the DST Manager.

The Company expects that the DST Program will give the Company the opportunity to expand and diversify its capital-raising strategies by offering what it believes to be an attractive investment product for investors that may be seeking replacement properties to complete like-kind exchange transactions under Section 1031 of the Internal Revenue Code of 1986, as amended. The Company intends to use the net offering proceeds from the DST Program to make investments in accordance with its investment strategy and policies, reduce its borrowings and repay indebtedness, and fund the repurchase of shares of all classes of common stock under its share repurchase plan. The Company has not allocated specific amounts of the net proceeds from the DST Program for any specific purpose.

Fourth Amended and Restated Advisory Agreement

In connection with the DST Program, on October 16, 2019, the Company, the Operating Partnership and the Advisor entered into the Fourth Amended and Restated Advisory Agreement (the “Fourth Amended and Restated Advisory Agreement”). The Fourth Amended and Restated Advisory Agreement amends the Third Amended and Restated Advisory Agreement to provide that the Operating Partnership will pay the Advisor an advisory fee comprised of two separate components: (1) a fixed component in an amount equal to 1/365th of 1.25% of the Operating Partnership’s NAV for each class of outstanding OP Units for each day, accrued daily and payable monthly in arrears; and (2) a performance component calculated for each class of OP Units on the basis of the total return attributable to that class in any calendar year, such that for any year in which the total return per OP Unit for such class exceeds 7% per annum, the Advisor will receive 10% of the excess total return allocable to that class, accrued daily and payable annually in arrears. To the extent the Company holds assets outside of the Operating Partnership (“excluded assets”), the Company will also pay the Advisor an advisory fee comprised of two separate components: (1) a fixed component in an amount equal to 1/365th of 1.25% of the NAV attributable to the excluded assets for each class of outstanding shares for each day, accrued daily and payable monthly in arrears; and (2) a performance component calculated for each class of shares on the basis of the total return (excluding certain distributions attributable to the Company’s ownership of OP Units or other interest in the Operating Partnership) on the excluded assets attributable to that class in any calendar year, such that for any year in which the total return per share from the excluded assets for such class exceeds 7% per annum, the Advisor will receive 10% of the excess total return from the excluded assets allocable to that class, accrued daily and payable annually in arrears.

Before this amendment, the fixed component of the advisory fee was based solely on the Company’s NAV, and the performance component of the advisory fee was based solely on the total return of each of the Company’s class of shares. The Fourth Amended and Restated Advisory Agreement also clarifies that the Company or the Operating Partnership will reimburse the Advisor for DST Program organizational and offering expenses incurred by the Advisor or any of its affiliates, unless it has agreed to receive a fee in lieu of reimbursement.

The foregoing description of the Fourth Amended and Restated Advisory Agreement is a summary only and is qualified in all respects by the provisions of the Fourth Amended and Restated Advisory Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Second Amended and Restated Operating Partnership Agreement

In connection with the DST Program, on October 16, 2019, the Company, as initial limited partner, and JLLIPT Holdings GP, LLC, a wholly owned subsidiary of the Company, as general partner (the “General Partner”), entered into the Second Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Second Amended and Restated Operating Partnership Agreement”). The Second Amended and Restated Operating Partnership Agreement amends the prior Amended and Restated Operating Partnership Agreement to establish five classes of OP Units that correspond to the Company’s five classes of shares of common stock: Class A, Class M, Class A-I, Class M-I and Class D OP Units.

The Second Amended and Restated Operating Partnership Agreement also amends the prior Amended and Restated Operating Partnership Agreement to add the Redemption Right. Pursuant to the Redemption Right, after a one-year holding period, each limited partner (other than the Company and the General Partner) generally has a right to cause the Operating Partnership to redeem all or a portion of its OP Units for, at the Company’s sole discretion, shares of the Company’s common stock, cash or a combination of both. Any redemption of OP Units will occur at a price based on the NAV of the OP Units on the date of redemption. In the event the Company elects to pay the holder of such OP Units in shares of its common stock, the Company will pay such holder a number of shares of common stock with an aggregate NAV on the date of redemption equal to the aggregate NAV of the OP Units being redeemed.

The foregoing description of the Second Amended and Restated Operating Partnership Agreement is a summary only and is qualified in all respects by the provisions of the Second Amended and Restated Operating Partnership Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

DST Dealer Manager Agreement

In connection with the DST Program, on October 16, 2019, the TRS, the Company, the Operating Partnership and LaSalle Investment Management Distributors, LLC (the “Dealer Manager”), a wholly owned subsidiary of the Advisor, entered into a Dealer Manager Agreement (the “DST Dealer Manager Agreement”), pursuant to which the Dealer Manager will serve as the exclusive dealer manager for the DST Offerings on a “best efforts” basis. Under the DST Dealer Manager Agreement, the TRS may pay to the Dealer Manager upfront selling commissions, upfront dealer manager fees and placement fees, some of which may be waived or reallowed to participating broker-dealers. In addition, the Dealer Manager may receive an ongoing investor servicing fee, which could continue for so long as the investor in the DST Program holds Beneficial Interests, Class A OP Units or Class A shares that were issued in connection with the DST Program, payable by the DSTs, the Operating Partnership or the Company, respectively.

In addition, the TRS is obligated to pay directly or reimburse the Advisor and the Dealer Manager if they pay on the Company’s behalf, any organization and offering expenses for the DST Program (other than selling commissions and the dealer manager fee) as and when incurred. These expenses may include reimbursements for the reasonable bona fide due diligence expenses of participating broker-dealers, supported by detailed and itemized invoices, legal fees of the Dealer Manager, customary promotional items, customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the DST Offerings, and costs and expenses of conducting educational conferences and seminars, attending broker-dealer sponsored conferences, or educational conferences sponsored by the Company.

The DST Dealer Manager Agreement contains standard representations, warranties and covenants of the TRS and the Dealer Manager. The Company, the Dealer Manager and each DST have also agreed to provide indemnification as set forth in the DST Dealer Manager Agreement. The Company or the Dealer Manager may terminate the DST Dealer Manager Agreement upon 60 days’ written notice. Included as Exhibit A to the DST Dealer Manager Agreement is the Joinder to be entered into by each DST, and included as Exhibit B to the DST Dealer Manager Agreement is the Selected Dealer Agreement to be entered into by the Dealer Manager and participating broker-dealers that participate in a DST Offering.

The foregoing description of the DST Dealer Manager Agreement is a summary only and is qualified in all respects by the provisions of the DST Dealer Manager Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Fourth Amended and Restated Advisory Agreement, dated October 16, 2019, among Jones Lang LaSalle Income Property Trust, Inc., JLLIPT Holdings LP and LaSalle Investment Management, Inc.

10.2
Second Amended and Restated Limited Partnership Agreement of JLLIPT Holdings LP, dated October 16, 2019, among JLLIPT Holdings GP, LLC, Jones Lang LaSalle Income Property Trust, Inc. and the other limited partners party thereto from time to time.

10.3	Dealer Manager Agreement, dated October 16, 2019, among LIPT Exchange TRS, LLC, LaSalle Investment Management Distributors, LLC, JLLIPT Holdings LP and Jones Lang LaSalle Income Property Trust, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:	/s/ Gregory A. Falk
Name: Gregory A. Falk
Title: Chief Financial Officer and Treasurer

Date: October 16, 2019